Exhibit 10.3

MASTER LOAN AGREEMENT

This Master Loan Agreement (the “Agreement”), by and between Zen Credit Ventures, LLC and its successors or assigns (“ZCV”) and Verify Me Inc. and its permitted successors and assigns (“Lender”) is effective this August 7, 2025 the first day on which all parties hereto have executed it. ZCV, Lender and any of their permitted successors or assigns are hereinafter referred to as the “Parties”.

The Lender agrees to lend TWO MILLION DOLLARS to ZCV (hereinafter the “Initial Loan”) and on the date of receipt of the Initial Loan funds into ZCV’s depository account as cleared funds, ZCV shall issue to Lender an executed Promissory Note (“Note”), with a payment schedule and terms in accordance with the terms of this Agreement. In the event that Lender and ZCV agree that Lender will lend additional funds to ZCV, any additional loans (each, an “Additional Loan”) shall be subject to this Agreement and ZCV shall issue Lender a separate Note with respect to each Additional Loan, with a payment schedule and terms in accordance with the terms of this Agreement.

1.	Interest.

(a)	Interest Rate. Except as provided in Section 2(d), principal amounts outstanding under this Agreement and any Notes shall bear interest at a rate per annum equal to SIXTEEN PERCENT (the “Interest Rate”).

(b)	Grace Period. Interest Rate shall begin to accrue on the Loan or any Additional Loan fourteen (14) business days after the Loan funds have been received into ZCV’s depository account as cleared funds ZCV (“Grace Period”), and the Note shall bear the date of the day after the Grace Period.

(c)	Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365 days, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. On any portion of the Initial Loan or any Additional Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(d)	Interest Rate Limitation. If at any time the interest rate payable on the Initial Loan or any Additional Loan (or on any Note) shall exceed the maximum rate of interest permitted under applicable law, such interest rate shall be reduced automatically to the maximum rate permitted.

2.	Term of Note & Repayment

(a)	Repayment Obligation. The obligation to repay the Note is unconditional and is not subject to the underlying performance of ZCV.

(b)	Payment Schedule. The interest on the Loan shall be payable in 3 equal installments, beginning every third month after the Grace Period for the term of the Note (e.g., $12,000 for each installment on a $300,000 Loan).

(c)	Term of Note. On the conclusion of NINE (9) months from the specified date of each Note’s issuance (the “Note Maturity Date”), all amounts outstanding under that Note, and the corresponding Loan or Additional Loan, including principal, accrued and unpaid interest shall be due and payable.

(d)	Prepayment. ZCV may prepay the Initial Loan or any Additional Loan in whole or in part at any time or from time to time without penalty or premium by repaying the principal amount to be prepaid, together with accrued interest thereon to the date of prepayment.

3.	Payment; Mechanics.

(a)	Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 12:00 PM on the date on which such payment is due. Such payments shall be made by wire transfer to the Lender account at a bank specified by the Lender in writing to ZCV from time to time and shall be deemed made when a wire transfer is received by Lender in its designated depository account, which for the avoidance of doubt shall not be a subaccount with a broker-dealer.

(b)	Application of Payments. All payments shall be applied, first, to accrued interest, and second, to principal outstanding under this Note.

(c)	Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

4.	Representations and Warranties. ZCV represents and warrants to the Lender as follows:

(a)	Existence. ZCV is an entity duly formed, validly existing, and in good standing under the laws of the state of its organization. ZCV has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b)	Compliance with Law. ZCV is in material compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on ZCV, its property, and business and has all licenses necessary to conduct its business or required by applicable law.

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(c)	Power and Authority. ZCV has the requisite power and authority to own and operate its assets and carry on its business and to execute, deliver, and perform its obligations under this Agreement.

(d)	Authorization; No Violation; Execution and Delivery. The execution and delivery of this Agreement by ZCV and the performance of its obligations hereunder have been duly authorized by all necessary action in accordance with applicable law and will not (i) violate ZCV’s articles or certificate of organization or operating agreement (as applicable), and to ZCV’s knowledge, any provision of any law or any rule, regulation, judgment, order or ruling of any governmental authority, any agreement or any indenture, mortgage, or other instrument to which ZCV is a party or bound, or (ii) to ZCV’s knowledge, be in conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument. All actions on the part of the managers or members (as applicable) of ZCV taken in connection with the execution and delivery, and the performance by ZCV of its obligations under this Agreement remain in full force and effect. ZCV has duly executed and delivered this Agreement.

(e)	Binding Agreement. This Agreement when executed and delivered by the parties will be, the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and (ii) general equitable principles.

(f)	Financial Statements; Disclosure. All ZCV financial statements or financial information provided to Lender in connection with, or to induce Lender to enter into, this Agreement fairly present the financial condition of ZCV in all material respects and the results of ZCV’s operations for the periods covered thereby, and all financial statements are prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), except, in the case of any unaudited financial statements, the omission of footnotes and, in the case of any interim financial statements, normal year-end adjustments. As of the date of such financial statements, there were no material liabilities of ZCV, fixed or contingent, not reflected in such financial statements or the notes thereto. Since the date of such financial statements, there has been no material adverse change in the financial condition or operations of such ZCV.

(g)	Consents and Approvals. To ZCV’s knowledge, no license of any governmental authority or of any party to any agreement to which ZCV is a party or by which it may be bound or affected, is necessary at the time this representation is being made, in connection with the execution, delivery, performance or enforcement of this Agreement, except such as have been obtained and are in full force and effect under this Agreement.

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(h)	Loan Compliance. ZCV is in compliance with all of the material terms of any loan to which it is a party and no event of default exists under any such loan.

(i)	Litigation. There is no pending legal, arbitration, or governmental action or proceeding to which ZCV is a party, and to the best of ZCV’s knowledge, no such action or proceeding is threatened or contemplated.

(j)	Taxes. To ZCV’s knowledge, ZCV has: (i) filed or caused to be filed prior to delinquency all federal and all state and local tax returns that are required to be filed; (ii) paid all taxes as shown on such returns; and (iii) paid all other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax, assessment, governmental charge or levy is being contested in good faith and by appropriate proceedings and adequate reserves in compliance with GAAP have been set aside on ZCV’s books therefor.

(k)	Solvency. ZCV: (i) owns assets the present fair value of which are greater than the amount that will be required to pay the probable liabilities of ZCV’s then existing debts and liabilities as they become due and payable considering all financing alternatives and potential asset sales reasonably available to ZCV; and (ii) has capital that is not unreasonably small in relation to its respective business as presently conducted.

5.	Notices. All notices and other communications relating to this Agreement, the Initial Loan, any Additional Loan or any Note issued in connection therewith, shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by facsimile or e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing (with a copy sent via email):

(a)	If to ZCV:
ZenCredit Ventures, LLC
201 S Biscayne Boulevard, 28th Floor, Miami FL 33140
Attention: Gustavo Sansaloni
E-mail: [***]
Facsimile: [***]

(b)	If to Lender:
Lender Name: Verify Me Inc.
Address: 801 International Parkway, Fifth Floor, Lake Mary, FL 32746
Attention: Adam Stedham
Email: [***]

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6.	Governing Law, Jurisdiction and Resolution of Disputes. The Parties acknowledge that ZCV, and its servicing agent, FNC Services, LLC, maintain an office in New York, New York, and that the State of New York has a substantial relationship to the Parties and this Agreement, the Initial Loan, any Additional Loan or any Note(s) issued in connection therewith. Matters of construction, validity and performance of this Agreement and any Note(s) issued hereunder, and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Agreement, the Initial Loan, any Additional Loan or any Note(s) issued in connection therewith, and the transactions contemplated hereby (a “Dispute”) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State (without regard to principles of conflict of laws) and any applicable law of the United States of America).

(a)	Submission to Jurisdiction/Venue. The Parties permanently, irrevocably and unconditionally (i) agree that any action, suit, or proceeding arising from or relating to a Dispute, including without limitation any proceeding or action brought to compel or enjoin an arbitration proceeding, or to confirm, vacate or modify an arbitration award (a “Dispute Proceeding”), may only be brought in the state and federal courts located within the State of New York sitting in New York County, (the “Venue Courts”), (ii) submit to the exclusive jurisdiction of the Venue Courts with respect to any Dispute Proceeding, and (iii) waive any objection that they may now or hereafter have to the laying of venue in the Venue Courts or the exercise of jurisdiction by the Venue Courts over any Dispute Proceeding, including any defense of lack of jurisdiction, improper venue or inconvenient forum. Notwithstanding the foregoing, final judgment in any Dispute Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)	Mandatory Mediation And Arbitration. Notwithstanding Section 7(a) herein, before any Dispute Proceeding is formally commenced, the parties shall (i) first attempt to resolve the Dispute and any potential Dispute Proceeding by reasonable discussion in the form of informal mediation, and (ii) if reasonable discussion and informal mediation between the parties is not successful, shall be submit any Dispute to arbitration before the American Arbitration Association, in accordance with the then-prevailing Commercial Arbitration Rules of the AAA (the “Rules”). The arbitration shall be held in New York, New York at a location chosen and supplied by ZCV. Any and all discussions and arbitration demands made pursuant to this Section 6(b) shall be confidential and shall be treated as compromise and settlement negotiations. No Party may initiate or continue any Dispute Proceeding prior to engaging in reasonable discussions, giving written notice of the Party’s belief that further reasonable discussions would be futile and engaging in Arbitration through completion. Any Dispute Proceeding commenced in violation of this section shall be dismissed or stayed, without requiring any Party to post a bond or undertaking (or in the event that a bond or undertaking is required as a matter of law, then any such bond or undertaking shall be in a nominal amount).

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(c)	Jury Waiver. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY DISPUTE PROCEEDING, OR WITH RESPECT TO ANY COUNTERCLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS RELATED THERETO.

7.	Cross Default. (i) The occurrence of an uncured payment related event of default under any other loan to which ZCV is a party, or (ii) the occurrence of an uncured default which results in the acceleration and demand for payment of all principal and interest owed under any other loan to which ZCV is a party and has defaulted on for a reason other than a payment related event of default, will cause all amounts due pursuant to this Agreement to become immediately due and payable.

8.	Remedies. In the event that ZCV concedes, or an arbitrator or court of competent jurisdiction finds, that ZCV is in material default of its obligations to Lender hereunder, ZCV shall consent to, and shall not oppose, the appointment of an independent third party for the purposes of acting as a trustee administrator (the “Trustee Administrator”). The Trustee Administrator shall be selected, and may be changed from time to time at the sole discretion of, ZCV. The Trustee Administrator shall: manage ZCV’s business portfolio, provide reporting to the Lender of the same, and make available payments of ZCV’s obligations, including the obligations of ZCV to Lender hereunder and under any Note(s). In addition, the Trustee Administrator shall oversee the winding down or winding up of ZCV and shall act as the appropriate liaison between ZCV and all third party services used by ZCV in its business operations and/or joint ventures, such as bookkeeping, accounting, auditing, and collections. Lender shall have the right, but not the obligation, to elect the remedy of the appointment of a Trustee Administrator following the good faith discussions and Arbitration as detailed in paragraph 7(b), above, and that election shall serve as a waiver of any other remedies at law or equity against ZCV, including the right to commence a Dispute Proceeding.

9.	Successors and Assigns. Neither this Agreement nor any Note(s) issued thereunder, nor any rights or obligations arising thereunder or related thereto, may be assigned or transferred by the Lender to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity without ZCV’s prior written consent (which consent will not be unreasonably withheld, particularly in the event of the death, disability or insolvency of Lender or the assignment of Lender’s assets to a trust, or the assignment to Lender’s successor, assign, heir, executor or immediately family member). ZCV may assign its rights and obligations hereunder (and under any Note(s) issued hereunder), to any company affiliate of ZCV or to any successor of ZCV (including any entity which purchases the majority of the assets of ZCV) in which the current managers of ZCV continue to manage the affiliate or successor company.

10.	Integration. This Agreement constitute the entire contract between ZCV and the Lender with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto (other than any Note(s) previously issued by ZCV for the benefit of Lender, which shall remain enforceable by the noteholder against ZCV and its successors and assigns).

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11.	Amendments and Waivers. No term of this Agreement may be waived, modified, or amended, except by an instrument in writing signed by the Party to be so bound. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12.	Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not render such term or provision invalid or unenforceable in any other jurisdiction nor shall it affect any other term or provision of this Agreement or any outstanding Note(s) issued hereunder, all of which shall remain in full force and effect.

13.	Counterparts/Execution. This Agreement and any amendments, waivers, consents, or supplements hereto (and any Note(s) issued hereunder) may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Note. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement shall be construed as having been negotiated and drafted by both Parties, the authorized agents and signatories of whom are sophisticated businesspeople, and both Parties have availed themselves of the opportunity to review the document with the legal counsel of their choosing. No ambiguities shall be resolved against either party as “the drafter”. By signing on behalf of an entity, a signatory affirmatively represents that the signatory is duly and properly authorized to bind that entity, and that by so signing on behalf of that entity, the signatory intends to and hereby does so bind that entity to the terms and conditions of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Master Loan Agreement as of

Lender Name: Verify Me Inc.		ZenCredit Ventures, LLC

By:	/s/ Adam Stedham	By:	/s/ Avi Ellman
Name:	Adam Stedham	Name:	Avi Ellman
Title:	Authorized Member	Title:	Manager
Date:	8/8/2025	Date:	8/7/2025
		Email:	[***]

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